EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in this registration statement on Form S-3.

/s/ Lazar Levine & Felix, LLP
_______________________________
    Lazar Levine & Felix, LLP


New York, New York
September 21, 2001